Report of Independent Registered Public Accounting Firm

The Shareholders and Board of Trustees
ING Investors Trust

In planning and performing our audits of the financial statements of ING AllianceBernstein Mid Cap Growth Portfolio, ING BlackRock Large Cap Growth Portfolio (formerly, ING Mercury Large Cap Growth Portfolio), ING BlackRock Large Cap Value Portfolio (formerly, ING Mercury Large Cap Value Portfolio), ING Capital Guardian Small/Mid Cap Portfolio, ING Capital Guardian U.S. Equities Portfolio, ING Disciplined Small Cap Value Portfolio, ING EquitiesPlus Portfolio, ING Evergreen Health Sciences Portfolio, ING Evergreen Omega Portfolio, ING FMRSM Diversified Mid Cap Portfolio, ING FMRSM Large Cap Growth Portfolio (formerly, ING FMRSM Earnings Growth Portfolio), ING FMRSM Mid Cap Growth Portfolio (formerly, ING MFS Mid Cap Growth Portfolio), ING Franklin Income Portfolio, ING Global Real Estate Portfolio, ING Global Resources Portfolio, ING Global Technology Portfolio (formerly, ING Goldman Sachs Tollkeeper Portfolio), ING International Portfolio, ING Janus Contrarian Portfolio, ING JPMorgan Emerging Markets Equity Portfolio, ING JPMorgan Small Cap Core Equity Portfolio (formerly, ING JPMorgan Small Cap Equity Portfolio), ING JPMorgan Value Opportunities Portfolio, ING Julius Baer Foreign Portfolio, ING Legg Mason Partners All Cap Portfolio (formerly, ING Salomon Brothers All Cap Portfolio), ING Legg Mason Value Portfolio, ING LifeStyle Aggressive Growth Portfolio, ING LifeStyle Growth Portfolio, ING LifeStyle Moderate Portfolio, ING LifeStyle Moderate Growth Portfolio, ING Limited Maturity Bond Portfolio, ING Liquid Assets Portfolio, ING Lord Abbett Affiliated Portfolio, ING MarketPro Portfolio, ING MarketStyle Growth Portfolio, ING MarketStyle Moderate Portfolio, ING MarketStyle Moderate Growth Portfolio, ING Marsico Growth Portfolio, ING Marsico International Opportunities Portfolio, ING MFS Total Return Portfolio, ING MFS Utilities Portfolio, ING Oppenheimer Main Street Portfolio, ING PIMCO Core Bond Portfolio, ING PIMCO High Yield Portfolio, ING Pioneer Fund Portfolio, ING Pioneer Mid Cap Value Portfolio, ING Stock Index Portfolio, ING T. Rowe Price Capital Appreciation Portfolio, ING T. Rowe Price Equity Income Portfolio, ING Templeton Global Growth Portfolio, ING UBS U.S. Allocation Portfolio, ING Van Kampen Equity Growth Portfolio, ING Van Kampen Global Franchise Portfolio, ING Van Kampen Growth and Income Portfolio, ING Van Kampen Real Estate Portfolio, ING VP Index Plus International Equity Portfolio, ING Wells Fargo Mid Cap Disciplined Portfolio, ING Wells Fargo Small Cap Disciplined Portfolio, ING American Funds Growth Portfolio, ING American Funds Growth and Income Portfolio, and ING American Funds International Portfolio (collectively, the "Portfolios"), each a series of ING Investors Trust, as of and for the year or period ended December 31, 2006, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Portfolios' internal control over financial reporting.

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Accordingly, we express no such opinion. The management of the Portfolios is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process or report external financial data reliably in accordance with U.S. generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Portfolios' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Portfolios' internal control over financial reporting and their operation, including controls for safeguarding securities that we consider to be a material weakness as defined above as of December 31, 2006.

This report is intended solely for the information and use of management and the Board of Trustees of ING Investors Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

                                                              /s/ KPMG LLP

Boston, Massachusetts
February 21, 2007